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                                                                      Exhibit 15

                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp pertaining to the KeyCorp Commissioned Deferred Compensation Plan of our reports dated April 12, 2002 and July 12, 2002, relating to the unaudited condensed consolidated interim financial statements of KeyCorp that are included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.




                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
September 9, 2002